Exhibit 99.1

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Investor Relations:	Media:
Matthew.Fort@irco.com	Sara.Hassell@irco.com

Ingersoll Rand Announces Addition of Julie Schertell and
JoAnna Sohovich to Board of Directors

DAVIDSON, N.C. – September 28, 2023 – Ingersoll Rand Inc. (NYSE:IR), a global provider of mission-critical flow creation and industrial solutions, today announced the appointment of Julie Schertell and JoAnna Sohovich to its Board of Directors effective October 2, 2023.

Schertell currently serves as the president and chief executive officer (CEO) for Mativ (NYSE: MATV), a leading global manufacturer of specialty materials, and serves on its Board of Directors. She brings more than three decades of experience and expertise in executing successful global strategies across the consumer-packaged goods, commercial and industrial products, and specialty materials segments. Formerly president and CEO of Neenah, Inc., she held numerous leadership positions within the company where she drove large-scale transformation across the organization focusing on both organic growth through innovative go-to-market approaches and inorganic growth through targeted strategic acquisitions.

Sohovich is the chair of the Board of Directors for Chamberlain Group, a global leader in smart access solutions across residential and commercial properties. She assumed the role of chair in January 2022 after having served as CEO of Chamberlain Group from February 2016 until December 2021. With two decades of experience in driving innovation, digital transformation, and strategic growth initiatives, Sohovich excels at developing global and scalable strategies for large and complex businesses. She has had functional leadership across quality, business development, product and channel management, as well as projects devoted to big data and the internet of things (IoT). She also serves as a board member for Barnes Group and the U.S. Naval Academy Foundation.

“I am excited to welcome Julie and JoAnna to our Board,” said Vicente Reynal, chairman and CEO of Ingersoll Rand. “Both Julie and JoAnna bring unique experiences that further support our strategic imperatives. Julie’s background of driving transformative growth through both organic and inorganic strategies fully supports two critical pillars of our economic growth engine. JoAnna’s product innovation experience, particularly in IoT, will further help drive our digital growth strategy. We will benefit from both of their valuable perspectives as we continue to drive value through our compounder growth model.

About Ingersoll Rand Inc.
Ingersoll Rand Inc. (NYSE:IR), driven by an entrepreneurial spirit and ownership mindset, is dedicated to helping make life better for our employees, customers and communities. Customers lean on us for our technology-driven excellence in mission-critical flow creation and industrial solutions across 40+ respected brands where our products and services excel in the most complex and harsh conditions. Our employees develop customers for life through their daily commitment to expertise, productivity and efficiency. For more information, visit www.IRCO.com.

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Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to Ingersoll Rand Inc.’s (the “Company” or “Ingersoll Rand”) expectations regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “target,” “endeavour,” “seek,” “predict,” “intend,” “strategy,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “on track to” “will continue,” “will likely result,” “guidance” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. All statements other than historical facts are forward-looking statements. These forward-looking statements are based on Ingersoll Rand’s current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from these current expectations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others: (1) adverse impact on our operations and financial performance due to natural disaster, catastrophe, global pandemics (including COVID-19), geopolitical tensions, cyber events or other events outside of our control; (2) unexpected costs, charges or expenses resulting from completed and proposed business combinations; (3) uncertainty of the expected financial performance of the Company; (4) failure to realize the anticipated benefits of completed and proposed business combinations; (5) the ability of the Company to implement its business strategy; (6) difficulties and delays in achieving revenue and cost synergies; (7) inability of the Company to retain and hire key personnel; (8) evolving legal, regulatory and tax regimes; (9) changes in general economic and/or industry specific conditions; (10) actions by third parties, including government agencies; and (11) other risk factors detailed in Ingersoll Rand’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in its periodic filings with the SEC, which are available on the SEC’s website at http://www.sec.gov. The foregoing list of important factors is not exclusive.

Any forward-looking statements speak only as of the date of this release. Ingersoll Rand undertakes no obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

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